EXHIBIT 99.1

PEDEVCO Reports Second Quarter 2021 Financial Results and Operations Update

Second Quarter Revenues Increased 470% to $3.74 Million

HOUSTON, TX, August 16, 2021 (ACCESSWIRE) -- PEDEVCO Corp. (NYSE American:  PED), an energy company engaged in the acquisition and development of strategic, high growth energy projects in the U.S., today announced its financial results for the second quarter ended June 30, 2021 and provided an operations update.

Second Quarter 2021 Financial Summary

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Oil and gas production for the second quarter of 2021 increased 40% to 718 barrels of oil equivalent per day (“BOEPD”) (84% oil), as compared to 511 BOEPD (77% oil) in the same quarter last year. The increase in production was primarily attributable to the production from the Company’s operated wells through the full second quarter of 2021 that were shut-in for 42 days during the second quarter of 2020 due to the severe reduction in pricing, coupled with significantly widened differentials from the decreased demand related to the COVID-19 outbreak.

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Revenues for the second quarter of 2021 increased 470% to $3.74 million, as compared to revenue of $656 thousand in the same quarter last year. The increase in revenue was primarily due to a favorable price variance of $1.9 million, coupled with a favorable volume variance of $1.2 million.

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Operating loss in the second quarter of 2021 totaled $0.6 million, compared to operating loss of $3.4 million in the same quarter last year. The increase in gross profit was primarily attributable to an increase in revenue of $3.1 million.

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Operating expenses in the second quarter of 2021 were $4.39 million, compared to $4.08 million in the same quarter last year. The increase was primarily due to increased lease operating expenses which the Company did not have in the prior period due to the COVID-19 related production shut-in as described above.

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Net loss in the second quarter of 2021 was $225 thousand, or a net loss of $0.00 per basic and diluted share outstanding, compared to a net loss of $2.74 million, or a net loss of $0.04 per basic share outstanding, in the same quarter last year.

•	Adjusted EBITDA, a non-GAAP financial measure (discussed in greater detail below), increased 328% to $1.6 million, compared to negative $0.7 million in the same quarter last year.

•	Cash (including $3.3 million in restricted cash) was $22.63 million as of June 30, 2021, compared with $21.82 million as of March 31, 2021.

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Operations Update

The Company is currently working to complete several reactivation, enhancement and facilities projects in its Permian Basin Asset, and plans to evaluate additional reactivation and workover prospects in the Asset.  The Company is also seeking to obtain eight permits to drill horizontal San Andres wells in its Permian Basin Asset, two of which wells it expects to drill in the fourth quarter of 2021.

In its D-J Basin Asset, the Company continues to evaluate non-operated well proposals for its participation. The Company recently elected to participate in four horizontal Niobrara wells with a ~6% working interest at a net cost to the Company of ~$1.2 million that have been drilled by another operator and are scheduled for completion in August 2021, with initial results and revenues expected in late 2021.  The Company has also received AFE’s for an additional eight horizontal Niobrara wells in which it holds a ~5% working interest at an expected net cost to the Company of ~$2 million that are slated for drilling by another operator in the first quarter of 2022. The Company expects to continue to receive well proposals in the D-J Basin as the area in and around the Company’s acreage position is currently very active and highly economic at current pricing.

In addition, the Company is actively seeking to leverage its $20 million of free cash and zero debt in its pursuit of accretive acquisition opportunities.

More information regarding the Company’s operating results for the three and six months ended June 30, 2021 and 2020, including the Company’s full financial statements and footnotes, can be found in the Company’s Quarterly Report on Form 10-Q which was filed earlier today with the Securities and Exchange Commission and is available at www.sec.gov.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Use of Non-GAAP Financial Information

This earnings release discusses EBITDA and Adjusted EBITDA. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, gain (loss) in equity investment, accounts payable settlements, and gain on forgiveness of PPP loan. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than PEDEVCO Corp. does, limiting its usefulness as a comparative measure. You should not consider EBITDA and Adjusted EBITDA in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income attributable to PEDEVCO Corp., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

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Cautionary Statement Regarding Forward Looking Statements

This press release may contain forward-looking statements, including information about management’s view of PEDEVCO’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. These risks include, but are not limited to, risks of our operations not being profitable or generating sufficient cash flow to meet our obligations; risks relating to the future price of oil, natural gas and NGLs; risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; risks related to the need for additional capital to complete future acquisitions, conduct our operations, and fund our business on favorable terms, if at all; risks related to the limited control over activities on properties we do not operate and the speculative nature of oil and gas operations in general; risk associated with the uncertainty of drilling, completion and enhanced recovery operations; risks associated with illiquidity and volatility of our common stock, dependence upon present management, the fact that Mr. Simon Kukes, our CEO and member of the Board, beneficially owns a majority of our common stock, and our ability to maintain the listing of our common stock on the NYSE American; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  PEDEVCO cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CONTACT:

PEDEVCO Corp.
(713) 221-1768
PR@pedevco.com

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Reconciliation of Net Income (Loss) attributable to PEDEVCO Corp., to Earnings before Interest, Taxes,

Depreciation and Amortization (EBITDA) and Adjusted EBITDA* (in thousands)

	For the three months ended June 30,
	2021	2020

Net (loss)	$(225)	$(2,741)
Add (deduct):
Depreciation, depletion, amortization and accretion	1,602	1,912
EBITDA	$1,377	$(829)
Add (deduct):
Stock-based compensation	591	719
Account payables settlements	-	(589)
Gain on forgiveness of PPP loan	(374)	-
Adjusted EBITDA	$1,594	$(699)

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* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.

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